Exhibit (16)(b)

ALPS SERIES TRUST

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeremy O. May and Richard C. Noyes, and each and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign this Registration Statement on Form N-14 relating to the reorganization of the Wasatch Strategic Income Fund and the Wasatch World Innovators Fund into the Seven Canyons Strategic Income Fund and the Seven Canyons World Innovators Fund, respectively; all Pre-Effective Amendments to said Registration Statement; all subsequent Post-Effective Amendments to said Registration Statement; any supplements or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other supplements or other instruments in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done; hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the date set forth below.

WITNESS my hands on this 27th day of March 2018.

/s/ Jeremy O. May
Jeremy O. May
Trustee, Principal Executive Officer

/s/ Ward D. Armstrong
Ward D. Armstrong
Trustee and Chairman

/s/ J. Wayne Hutchens
J. Wayne Hutchens
Trustee

/s/ Patrick Seese
Patrick Seese
Trustee